Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-124197 of AtriCure, Inc. on Form S-1 of our report dated April 12, 2005 (July 27, 2005, as to the ninth paragraph of Note 1), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

August 3, 2005